                                                                  Exhibit (e)(2)


                              EXCELSIOR FUNDS TRUST
                                 AMENDMENT NO. 5
                                       TO
                   AMENDED AND RESTATED DISTRIBUTION AGREEMENT


        WHEREAS, Excelsior Funds Trust (the "Company") and Edgewood Services, Inc. (the "Distributor") desire to amend the Amended and Restated Distribution Agreement dated as of August 1, 1995, as amended and restated on February 9, 1996, July 25, 1997, July 31, 1998, and August 1, 2003 (the "Agreement"), by and between them to include the Equity Core Fund as an investment portfolio of the Company covered by the Agreement; and

        WHEREAS, the Amended and Restated Distribution Agreement, as expressly amended hereby, shall continue in full force and effect.

        The parties hereto, intending to be legally bound hereby, agree that the Agreement is amended as follows:

        Schedule I to the Agreement is hereby amended and restated as follows:

                                   SCHEDULE I
                                       TO
                              AMENDED AND RESTATED
                             DISTRIBUTION AGREEMENT

                              EXCELSIOR FUNDS TRUST

                                  Series Names
                           --------------------------
                                   Equity Fund
                                   Income Fund
                             Total Return Bond Fund
                               Mid Cap Value Fund
                            International Equity Fund
                               Optimum Growth Fund
                                 High Yield Fund
                     Enhanced Tax Managed International Fund
                               Equity Income Fund
                                Equity Core Fund

        IN WITNESS WHEREOF, intending to be legally bound hereby, the parties hereto have caused this Agreement to be executed by their officers designated below as of March 15, 2004.



                                            EXCELSIOR FUNDS TRUST


                                            By:/s/ Agnes Mullady
                                               ---------------------------------
                                            Name:  Agnes Mullady
                                            Title: CFO



                                            EDGEWOOD SERVICES, INC.


                                            By: /s/ Charles L. Davis Jr.
                                               ---------------------------------
                                            Name:  Charles L. Davis Jr.
                                            Title: President